Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Qpagos and Subsidiaries

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-225706) of Qpagos and Subsidiaries of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 9, 2019, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ RBSM LLP

April 9, 2019

Henderson, NV